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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K
                                 CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                    Of the Securities Exchange Act of 1934

                               November 17, 1999

               Date of Report (Date of earliest event recorded)

                               BB&T Corporation

            (Exact name of registrant as specified in its charter)

                        Commission file number: 1-10853

      North Carolina                                    56-0939887
 (State of Incorporation)                  (I.R.S. Employer Identification No.)

      200 West Second Street
   Winston-Salem, North Carolina                            27101

(Address of Principal Executive Offices)                 (Zip Code)

                                (336) 733-2000
             (Registrant's Telephone Number, Including Area Code)

              ___________________________________________________

                          This Form 8-K has xx pages.

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Item 5. Other Events

     The purpose of this Current Report on Form 8-K is to announce that BB&T Corporation ("BB&T") has entered into a definitive agreement to acquire Hardwick Holding Company ("Hardwick"), of Dalton, Georgia, and to file certain analyst presentation materials related to this transaction as Exhibit 99.1.

     BB&T will acquire Hardwick in a $138.7 million stock swap that will give BB&T its fourth Georgia bank.

     Hardwick, with $518.3 million in assets, operates nine banking offices in northwest Georgia. Its two banking subsidiaries are Hardwick Bank & Trust and First National Bank of Northwest Georgia.

     Hardwick Bank & Trust serves Whitfield County. First National Bank of Northwest Georgia does business in Gordon County under the name, Calhoun First National Bank, and in Bartow County under the name, Peoples First National Bank.

     The transaction is valued at $32.94 per Hardwick share based on BB&T's November 15, 1999 closing price of $36.56 per share. The final exchange ratio will be determined based on the average closing price of BB&T common stock during a pricing period prior to closing. The ratio will be fixed at .9010 BB&T share for each Hardwick share if BB&T's closing price averages $36 or higher. The ratio will be fixed at .9320 BB&T share for each Hardwick share if BB&T's closing price averages $33.50 or lower. If BB&T's closing price averages between $36 and $33.50, the exchange ratio will float between .9010 and .9320 share of BB&T for each Hardwick share.

     The transaction, approved by the directors of both companies, will be accounted for as a pooling of interests. The acquisition will increase BB&T's Georgia assets to $4.6 billion.

     Hardwick Chairman and CEO Kenneth Boring will serve on BB&T's Georgia advisory board and North Carolina bank board.

     The merger, which is subject to the approval of Hardwick shareholders and banking regulators, is expected to be completed in the second quarter of 2000.


Item 7. Exhibits

99.1      Analyst Presentation Materials
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       BB&T Corporation
                                         (Registrant)

                                By:  /s/ Sherry A. Kellett
                                   -----------------------

                                       Sherry A. Kellett
                            Senior Executive Vice President and Controller
                                  (Principal Accounting Officer)
Date:  November 17, 1999.